Exhibit 4.1
AMENDMENT NO. 1
     This Amendment No. 1 dated as of June 16, 2006 (this “Agreement”) is entered into among Marsh Supermarkets, LLC, an Indiana limited liability company, as lead borrower (the “Lead Borrower”), (ii) the other Borrowers party hereto, (iii) the Facility Guarantors party hereto, (iv) Back Bay Capital Funding LLC, as Lender, Administrative Agent and Collateral Agent, and (v) the other Lenders party hereto. Capitalized terms used herein but not defined herein shall have the meanings provided in the Credit Agreement (as defined below).
W I T N E S S E T H:
     WHEREAS, the Loan Parties and the Administrative Agent are parties to that certain Credit Agreement dated as of January 6, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, each of the parties hereto have agreed to amend the Credit Agreement on the terms and conditions hereafter set forth;
     NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Amendment. As of the Effective Date, Section 1.01 of the Credit Agreement is hereby amended by deleting clause (e) contained in the definition of “Consolidated EBITDA” and substituting in lieu thereof the following:
"(e) restructuring charges and non-cash impairment charges incurred in connection with Permitted Store Closures not to exceed (i) $0 for the first Fiscal Quarter of 2006, (ii) $0 for the second Fiscal Quarter of 2006, (iii) $12,000,000 for the third Fiscal Quarter of 2006, (iv) $11,750,000 for the fourth Fiscal Quarter of 2006, (v) $0 for the first Fiscal Quarter of 2007, (vi) $3,600,000 for the second Fiscal Quarter of 2007 and (vii) $0 for each Fiscal Quarter thereafter, plus (f) for the Fiscal Quarter ending April 1, 2006, actual severance expenses incurred by the Borrowers during such Fiscal Quarter not to exceed $6,500,000 relating to the termination of David Marsh, Son Marsh, Jr., Arthur Marsh, Joe Heerens and Jodi Marsh, plus (g) for the Fiscal Quarter ending April 1, 2006, actual non-cash charges incurred by the Borrowers during such Fiscal Quarter not to exceed $13,200,000 in connection with the write-off of goodwill arising as a result of the Sun Capital offer amount and proposed sale transaction, plus (h) additional expenses actually incurred during the Fiscal Quarter ending April 1, 2006 as a result of the restructuring and sale transaction process not to exceed (i) $3,500,000 in the aggregate for all such expenses, (ii) $1,825,000 for legal, consulting and real estate appraisal fees, (iii) $675,000 in severance expenses and (iv) $1,000,000 of expenses relating to the accrual of officer medical insurance, in each case, determined in accordance with GAAP consistently applied.

     SECTION 2. Financial Covenant. Notwithstanding any prior waiver thereof, the Loan Parties hereby agree to comply with the financial covenant contained in Section 6.11 of the Credit Agreement with respect to the Fiscal Year ending April 1, 2006.
     SECTION 3. Effective Date. The effective date of this Agreement shall be April 1, 2006 (the “Effective Date”); provided that the Administrative Agent shall have received (which receipt may be by facsimile transmission) on or before the Effective Date counterparts of this Agreement, executed by the Loan Parties and the Required Lenders.
     SECTION 4. Borrower Representations and Warranties. Each Loan Party hereby represents and warrants that (a) this Agreement constitutes its legal, valid and binding obligation, enforceable against such Loan Party in accordance with the terms hereof, (b) after giving effect to this Agreement, (i) the representations and warranties contained in the Credit Agreement are correct in all material respects as though made on and as of the date of this Agreement, and (ii) no Default or Event of Default has occurred and is continuing.
     SECTION 5. Reference to and Effect on the Credit Agreement.
     5.1 Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement, as modified hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as modified hereby.
     5.2 Except as specifically set forth in Section 1 hereof, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
     5.3 The execution, delivery and effectiveness of this Agreement shall not operate or be construed as a waiver or forbearance with respect to any Defaults or Events of Default under the Credit Agreement which may now or hereafter exist, or the waiver of any right, power or remedy which the Administrative Agent and the Lenders may have with respect thereto under the Credit Agreement or applicable law. The Lenders hereby reserve any and all rights which may now or hereafter exist in favor of the Lenders under the Credit Agreement.
     SECTION 6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
     SECTION 7. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of New York.

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     SECTION 8. Section Titles. The section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
(Signature pages follow)

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the date first above written.

MARSH SUPERMARKETS, LLC, as Lead Borrower:
By:	/s/ Douglas W. Dougherty
Douglas W. Dougherty, Executive Vice President - Finance and Administration

Attest:	/s/ P. Lawrence Butt
P. Lawrence Butt, Secretary

BORROWERS:

MARSH SUPERMARKETS, INC.
MARSH DRUGS, INC.
MARSH VILLAGE PANTRIES, INC.
A. L. ROSS & SONS, INC.
MUNDY REALTY, INC.
MAR PROPERTIES, INC.
MARLEASE, INC.
MARSH INTERNATIONAL, INC.
MARSH DRUGS OF ILLINOIS, INC.
LIMITED HOLDINGS, INC.
MARSH SUPERMARKETS OF ILLINOIS, INC.
TEMPORARY SERVICES, INC.
CONTRACT TRANSPORT, INC.
NORTH MARION DEVELOPMENT CORPORATION
O’MALIA FOOD MARKETS, LLC
FLORAL FASHIONS, LLC
CRYSTAL FOOD SERVICES, LLC
MCNAMARA, LLC
LOBILL FOODS, LLC
CONTRACT TRANSPORT, LLC
VILLAGE PANTRY, LLC
MARSH DRUGS, LLC
MARSH CLEARING HOUSE, LLC
CRYSTAL CAFÉ MANAGEMENT GROUP, LLC
CONVENIENCE STORE TRANSPORTATION
      COMPANY, LLC
CRYSTAL FOOD MANAGEMENT SERVICES, LLC
BUTTERFIELD FOODS, LLC

By:	/s/ Douglas W. Dougherty
Douglas W. Dougherty, Executive Vice
President - Finance and Administration

Attest:	/s/ P. Lawrence Butt
P. Lawrence Butt, Secretary

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PANTRY PROPERTY, LLC By: Village Pantry, LLC

MS PROPERTY, LLC By: Marsh Supermarkets, LLC

BF PROPERTY, LLC By: Butterfield Foods, LLC

CF PROPERTY, LLC By: Crystal Food Services, LLC

MD PROPERTY, LLC By: Marsh Drugs, LLC

LB PROPERTY, LLC By: LoBill Foods, LLC

MCN PROPERTY, LLC By: McNamara, LLC

CSD PROPERTY, LLC By: Crystal Cafe Management Group, LLC

FLORAL PROPERTY, LLC By: Marsh Supermarkets, LLC

	By:	/s/ Douglas W. Dougherty
Douglas W. Dougherty, Executive Vice
President - Finance and Administration

	Attest:	/s/ P. Lawrence Butt
P. Lawrence Butt, Secretary

TRADEMARK HOLDINGS, INC.

By:	/s/ Douglas W. Dougherty
Douglas W. Dougherty, Executive Vice President - Finance and Administration

Attest:	/s/ P. Lawrence Butt
P. Lawrence Butt, Secretary

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BACK BAY CAPITAL FUNDING LLC, As Administrative Agent, as Collateral Agent and as Lender

By:	/s/ Kristan M. O’Connor
Name:	Kristan M. O’Connor
Title:	Managing Director

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